                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/

    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              METRO INFORMATION SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously by written preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
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     4)  Date Filed:
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
                                     METRO
                              INFORMATION SERVICES

                         REFLECTIONS II OFFICE BUILDING
                              200 GOLDEN OAK COURT
                                  THIRD FLOOR
                         VIRGINIA BEACH, VIRGINIA 23452

               NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                                  May 1, 1998

Dear Shareholder:

    The directors and officers of your company cordially invite you to attend the Annual Meeting of Shareholders ("1998 Annual Meeting") of Metro Information Services, Inc. ("Metro"), which will be held at The Waterside Marriott, 235 E. Main Street, Norfolk, Virginia 23510, on Tuesday, June 9, 1998, at 2:30 p.m. local time. Please bring proof of identity to be admitted to the meeting.

    Shareholders of record on April 15, 1998 are entitled to vote at the 1998 Annual Meeting and all adjournments. Shareholders entitled to vote will elect two directors, vote on ratification of the appointment of independent auditors and vote on amendments to the Metro Information Services, Inc. Employee Stock Purchase Plan, as described in the formal notice of meeting and proxy statement appearing on the following pages.

    Management will report on Metro's progress and comment on matters of current interest. There will be a period of informal discussion in which shareholders will have an opportunity to comment or ask questions.

    Whether or not you plan to attend the meeting in person, we ask that you carefully review the material on the following pages and vote your shares on the matters that will come before the meeting. Please vote your shares by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the enclosed business reply envelope promptly.

    It is important that your shares are represented at the 1998 Annual Meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, I urge you to vote as soon as possible by mailing your proxy card.

Very truly yours,

John H. Fain
Chairman and
Chief Executive Officer

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

    The 1998 Annual Meeting of Shareholders ("1998 Annual Meeting") of Metro Information Services, Inc. will be held at The Waterside Marriott, 235 E. Main Street, Norfolk, Virginia 23510, on Tuesday, June 9, 1998 at 2:30 p.m. local time to consider and take action with respect to the following matters:

    1. Election of two Class 2 Directors to serve for a term of three years or until a successor is elected;

    2. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the year ending December 31, 1998;

    3. Amendment of the Metro Information Services, Inc. Employee Stock Purchase Plan; and

    4. Such other business as may properly come before the meeting or any adjournment thereof.

    Holders of Common Stock of record at the close of business on April 15, 1998 are entitled to notice of, and to vote at, the 1998 Annual Meeting or any adjournment thereof. A list of such holders will be open to the examination of any shareholders, for any purpose germane to the meeting, at the offices of Metro Information Services, Inc., Reflections II Office Building, 200 Golden Oak Court, Third Floor, Virginia Beach, Virginia 23452, for a period of 10 days before the meeting.

By Order of the Board of Directors,

Robert J. Eveleigh
Secretary

May 1, 1998

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                        METRO INFORMATION SERVICES, INC.
                         REFLECTIONS II OFFICE BUILDING
                              200 GOLDEN OAK COURT
                                  THIRD FLOOR
                         VIRGINIA BEACH, VIRGINIA 23452

                                    GENERAL

    The Board of Directors of Metro Information Services, Inc. ("Metro" or the "Company") solicits your proxy for use at the 1998 Annual Meeting of Shareholders ("1998 Annual Meeting") to be held at The Waterside Marriott, 235
E. Main Street, Norfolk, Virginia 23510, on Tuesday, June 9, 1998 at 2:30 p.m. local time and at any time the 1998 Annual Meeting is reconvened following an adjournment.

    Shareholders of record of Metro Common Stock at the close of business on April 15, 1998 (the "Record Date") are entitled to vote at the 1998 Annual Meeting. Shareholders of record can vote in person at the meeting or name another person their proxy by mailing their signed proxy cards in the enclosed reply envelope. Any shareholder giving a proxy may revoke it at any time before it is exercised by executing another proxy or by appearing at the 1998 Annual Meeting and voting in person.

    On the Record Date, 14,838,844 shares of Metro Common Stock, $.01 par value ("Common Stock") were issued and outstanding. Each share entitles the holder to one vote. The persons appointed by the enclosed proxy card have advised the Board of Directors that it is their intention to vote at the meeting in compliance with the instructions on the proxies received from shareholders and, if no contrary instruction is indicated, FOR: (i) the election of the persons nominated to serve as Class 2 Directors, (ii) the ratification of appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998, (iii) the adoption and approval of an amendment to the Metro Information Services, Inc. Employee Stock Purchase Plan and (iv) in accordance with the recommendations of the Board of Directors on the other matters brought before the meeting, as described herein.

    The Class 2 Directors to be elected at the 1998 Annual Meeting will each be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote. With regard to the election of any Director, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because each Director will be elected by a plurality of votes cast.

    Abstentions may be specified on all proposals submitted to a shareholder vote other than the election of Directors. Abstentions and shares held of record by a broker or its nominee ("broker shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. If a quorum is present at the meeting, votes that are withheld and broker shares that are not voted (commonly referred to as "broker non-votes") are not included in determining the number of votes cast in the election of directors or on other matters.

    This proxy statement and the enclosed proxy card are being first mailed to shareholders on or about May 1, 1998.

    THE COMPANY'S 1997 ANNUAL REPORT IS BEING SENT TO ALL SHAREHOLDERS CONCURRENTLY WITH THIS PROXY. THE COMPANY'S REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE, ON THE REQUEST OF A SHAREHOLDER. THE REQUEST SHOULD BE DIRECTED TO JULANN OPPASSER DONNELLY, INVESTOR RELATIONS, AT THE COMPANY'S ADDRESS LISTED ABOVE OR BY TELEPHONE TO (757) 306-0299. EXHIBITS WILL BE PROVIDED ON REQUEST AND PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.

                         ITEM 1--ELECTION OF DIRECTORS

    The Board of Directors is composed of five members. The Board is divided into three classes of directors, Class 1, Class 2 and Class 3, in accordance with the Company's Bylaws. One director is a Class 1 director, two are Class 2 directors and two are Class 3 directors. The term of each class of directors expires at the Annual Meeting as follows: Class 2 in 1998, Class 3 in 1999 and Class 1 in 2000. Class 2 directors will be elected at the 1998 Annual Meeting. The terms of the Class 2 Directors elected at the 1998 Annual Meeting will expire at the Annual Meeting in 2001 or when their successors are elected and qualified. If for any reason a nominee for election at the 1998 Annual Meeting becomes unable or is unwilling to serve at the time of the 1998 Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election.

    The following sets forth information as to each nominee for election at this 1998 Annual Meeting and each Director continuing in office, as well as Executive Officers and other key personnel of Metro, including his or her age, present principal occupation, other business experience during the last five years, directorships in other publicly-held companies, membership on committees of the Board of Directors and period of service with Metro:

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2001:

    RAY E. BECKER, 61, is founder and President of Consultants to Management, Inc. of Ellsworth, Maine (management consulting services), and has held those positions since 1995. From 1985 to 1994, Mr. Becker served in a variety of roles with Keane, Inc., retiring as Vice President and Western Regional Manager for Keane in 1994. Mr. Becker has served on Metro's Board of Directors since April 1997. Mr. Becker is a member of Metro's Audit and Compensation Committees.

    ANDREW J. DOWNING, 42, is Executive Vice President and Chief Operating Officer of the Company. Between 1983 and July 1996, Mr. Downing served in various marketing capacities in the Company's Virginia Beach, Virginia office, as a Regional Vice President and a Vice President of Operations. In July 1996, Mr. Downing became Executive Vice President and Chief Operating Officer of the Company. Mr. Downing has served on the Board of Directors since January 1997.

DIRECTORS CONTINUING TO SERVE

    ROBERT J. EVELEIGH, 38, is a Director and Vice President of Finance, Treasurer, Secretary and Chief Financial Officer of the Company. Between August 1988 and January 1997, Mr. Eveleigh was an attorney with Clark & Stant, P.C., the Company's general counsel. Mr. Eveleigh is also a certified public accountant. Mr. Eveleigh became Metro's Vice President of Finance, Treasurer and Chief Financial Officer on January 29, 1997 and its Secretary on April 30, 1998. Mr. Eveleigh has served on Metro's Board of Directors since January 1997. Mr. Eveleigh's term as a director expires at Metro's 1999 Annual Meeting.

    JOHN H. FAIN, 49, is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Fain is Chairman of Metro's Compensation Committee and has been a Director since 1979. Mr. Fain's current term as a director expires at Metro's 2000 Annual Meeting.

    A. EUGENE LOVING, JR., 55, is Chairman of the Board and Chief Executive Officer of Max Media Properties LLC ("Max"). Mr. Loving has held these positions with Max and its predecessors since 1991. Mr. Loving has served on the Board of Directors since April 1997. Mr. Loving's term as a director expires at Metro's 1999 Annual Meeting. Mr. Loving is a member of Metro's Audit and Compensation Committees.

OTHER EXECUTIVE OFFICERS OF THE COMPANY

    FRANK B. BRACKEN, JR., 49, is a Vice President of Operations. Mr. Bracken joined the Company in July 1984 and has served as a Vice President of Operations since July 1996. He served as Division Director in the Company's Richmond, Virginia office from January 1996 until being named a Vice President of Operations. From January 1994 to December 1995, Mr. Bracken served as Metro's National Account Marketing Director. From July 1984 to December 1993, he served in various marketing positions in the Company's Richmond, Virginia office.

    RONALD D. CHEATHAM, 44, became a Vice President of Operations effective January 1, 1998. Mr. Cheatham joined the Company in 1993 and served as marketing account representative until 1995. From 1995 to 1997, he served as director of Metro's Nashville, Tennessee office.

    RICHARD C. JAECKLE, 52, is a Vice President of Operations. Mr. Jaeckle joined the Company in 1987 and has served as a Vice President of Operations since January 1994. From July 1989 to December 1993, he was responsible for the selection and development of new offices.

    MICHAEL G. MARTIN, 43, became a Vice President of Operations effective January 1, 1998. Mr. Martin joined the Company in 1989 and served as marketing director of Metro's Winston-Salem, North Carolina office through 1997.

    KATHLEEN A. NEFF, 47, is a Vice President of Operations. Ms. Neff joined Metro in 1980 and from January 1983 to December 1995, she served as the Technical Director of the Company's Richmond, Virginia office. She was named to her current position in January 1996.

CERTAIN KEY PERSONNEL

    BRADLEY B. BRESEMAN, 47, is Director of Quality Operations. He has served in this position since he joined the Company in April 1995. Before joining Metro, Mr. Breseman spent 22 years with A.B. Dick Company in various capacities, last serving as Vice President, Service and Distribution.

    STEVEN A. LURUS, 43, is Director of Finance and Chief Accounting Officer of the Company. Mr. Lurus joined Metro in 1984 as Controller and became Director of Finance in 1986. In 1991, he was named Secretary and Treasurer. Mr. Eveleigh assumed from Mr. Lurus the position of Treasurer in 1997 and the position of Secretary on April 30, 1998. Mr. Lurus is a certified public accountant. On April 24, 1998, Mr. Lurus tendered his resignation from all positions he holds with the Company effective May 31, 1998.

    MARILYNN C. MOSCHEL, 50, is Director of Human Resources. She has served in this position since she joined Metro in 1988. Before joining the Company, she served as Director of Marketing and Human Resources for Goodman & Company CPA's.

    R. LAWRENCE WHITLEY, 37, is Director of Information Services. From September 1988, when he joined the Company, through March 1989, Mr. Whitley was an Information Systems Consultant working on the Company's recruiting systems. From April 1989 through June 1992, he served as the Manager of Information Services and, in July 1992, was named to his current position.

THE BOARD OF DIRECTORS

    The business and affairs of Metro are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of Metro rather than day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them each month as well as by reports presented at meetings of the Board and its committees by officers and employees of Metro. The Board of Directors met five times during 1997. Each of the directors participated in all Board meetings held during the year.

COMMITTEES OF THE BOARD

    The Audit Committee, which is composed entirely of Directors who are not officers or employees of Metro ("Outside Directors"), reviews the Company's accounting functions, operations and management and the adequacy and effectiveness of the internal controls and internal auditing methods and procedures of the Company. The Audit Committee recommends to the Board the appointment of the independent auditors for the Company. In connection with its duties, the Audit Committee meets privately with the independent auditors. The Audit Committee was formed in April 1997 and met once with all members present during the year.

    The Compensation Committee, which is composed of John H. Fain and two Outside Directors, reviews and acts with respect to pension, compensation and other employee benefit plans, approves the salary and compensation of the officers of Metro other than chief executive officer and the other four most highly compensated officers. The Compensation Committee makes recommendations to the full Board of Directors concerning the salary and compensation of the chief executive officer and the other four most highly compensated officers of Metro. The Compensation Committee was formed in April 1997 and met once with all members present in 1997 to consider the 1998 compensation plans for the Company's executive officers.

    The committee membership of the nominee Directors is set forth in their biographical information above.

    The Company does not have a nominating committee.

DIRECTOR COMPENSATION

    Directors who are executive officers of the Company receive no compensation for their service as members of either the Board of Directors or committees thereof. During 1997, the Outside Directors, Mr. Becker and Mr. Loving, each received an annual fee of $3,000, plus $500 for each Board of Directors and committee meeting attended and reimbursement for their expenses. In addition, under the Company's non-qualified stock option plan for Outside Directors (the "Outside Directors Stock Plan"), each Outside Director received an option for 3,000 shares of the Common Stock on such director's initial election as a director in April 1997 and an additional option for 1,000 shares of the Common Stock for their participation in Metro's 1997 Annual Meeting, held June 10, 1997. At each Annual Meeting of shareholders thereafter, such director shall be granted an additional option for 1,000 shares of the Common Stock. The options granted to Outside Directors may be exercised immediately at a price equal to the fair market value of the Common Stock on the date of grant. The options expire 10 years after the date of grant or one year after the Outside Director is no longer a director of the Company, whichever is earlier. Options for an aggregate of 50,000 shares of the Common Stock may be granted under the Outside Directors Stock Plan. The Company granted options for 8,000 shares under this plan during 1997. In February 1998, the Board of Directors (with Mr. Becker and Mr. Loving abstaining) increased the annual fee payable to Outside Directors to $6,000 plus $1,000 for each Board of Directors and committee meeting attended.

                       BENEFICIAL OWNERSHIP OF SECURITIES

    The following table sets forth, as of April 15, 1998, certain information regarding the beneficial ownership of Metro Common Stock, by (i) each of the Company's directors, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all directors and officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of Common Stock. Unless otherwise indicated in the footnotes to the table below, each person or entity named below has an address in care of the Company's principal office. All share amounts have been rounded to the nearest whole share.

DIRECTORS, OFFICERS                                                                         TOTAL
AND 5% SHAREHOLDERS                                                                      OWNERSHIP(1)   PERCENTAGE
---------------------------------------------------------------------------------------  ------------  -------------
John H. Fain(2)........................................................................    8,377,665          56.5%
Andrew J. Downing(3)...................................................................      513,363           3.5
Robert J. Eveleigh(4)..................................................................        1,809         *
Ray E. Becker(5).......................................................................        4,000         *
Frank B. Bracken, Jr.(6)...............................................................      236,435           1.6
Richard C. Jaeckle(7)..................................................................       75,798         *
A. Eugene Loving, Jr.(8)...............................................................        4,100         *
Kathleen A. Neff(9)....................................................................      232,102           1.6
The Fain Family Irrevocable Trust 1993(10).............................................    1,206,510           8.1
All directors and executive officers as a group (8 persons)(2).........................    9,445,272          63.6

------------------------

*   Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "Commission") and includes general voting power or investment power with respect to securities. Shares of the Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this Report are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise specified below, the persons named in the table above have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

(2) Includes 1,206,510 shares of the Common Stock owned by a trust established by Mr. Fain of which his wife, Joyce L. Fain, and his sister, Cynthia L. Akins, are the co-trustees and of which Mr. Fain disclaims beneficial ownership, 227,974 shares of the Common Stock held by a trust of which Mr. Fain's son is the beneficiary and Mr. Fain is the trustee and of which Mr. Fain disclaims beneficial ownership and 206,930 shares of the Common Stock held by Ms. Akins as custodian for the benefit of Mr. Fain's daughter under the Virginia Uniform Transfers to Minors Act of which Mr. Fain disclaims beneficial ownership.

(3) Includes 60,759 shares of the Common Stock owned by a trust established by Mr. Downing and his wife, Cheryl O. Downing, of which his wife is the sole trustee. Also includes 1,000 option shares awarded in 1997 and currently exercisable under the Incentive Stock Option Plan. The business address of The Downing Irrevocable Trust 1997 is 2401 Haversham Close, Virginia Beach, VA 23454.

(4) Includes 1,500 option shares awarded in 1997 and currently exercisable under the Incentive Stock Option Plan.

(5) Includes 4,000 option shares awarded in 1997 and currently exercisable under the Outside Directors Stock Plan. Mr. Becker's business address is P.O. Box 1448, Ellsworth, ME 04605.

(6) Includes 1,000 option shares awarded in 1997 and currently exercisable under the Incentive Stock Option Plan.

(7) Includes 1,000 option shares awarded in 1997 and currently exercisable under the Incentive Stock Option Plan.

(8) Includes 4,000 option shares awarded in 1997 and currently exercisable under the Outside Directors Stock Plan. Mr. Loving's business address is 900 Laskin Road, Virginia Beach, Virginia 23451.

(9) Includes 1,000 option shares awarded in 1997 and currently exercisable under the Incentive Stock Option Plan.

(10) The business address of The Fain Family Irrevocable Trust 1993 is P.O. Box 8888, Virginia Beach, Virginia 23450.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and change in ownership of the Company's equity securities. One officer, Steven A. Lurus, inadvertently did not report shares owned by his spouse at the time they were married on a Form 4 for February 1997. These shares were reported on a subsequently filed Form 4.

    Another officer, Andrew J. Downing, inadvertently did not report a gift of shares to charity from his Form 4 for December 1997. This gift was reported on a subsequently filed Form 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During 1997, the Company was the lender and Mr. Fain was the borrower under a March 1, 1995, $1.0 million credit line deed of trust note to the Company. The highest amount outstanding under this note during 1997 was $550,000 in principal. This note was secured by real property owned by Mr. Fain. This loan was repaid in full and the note was canceled in January 1997 before the Company's initial public offering on January 29, 1997 (the "IPO").

    In 1987, the Company became an S corporation for federal and certain state income tax purposes. As such, the Company's income was allocated and taxable to the Company's individual shareholders, rather than to the Company. Between 1987 and December 31, 1996, the Company declared and made quarterly distributions to its shareholders aggregating $25.7 million. These distributions were generally in amounts in excess of amounts needed by the shareholders to pay the taxes on the income allocated to them. In addition, on January 20, 1997, the Company distributed $9.0 million to its shareholders, approximating the estimated aggregate undistributed amount of income on which the Company's shareholders were required to pay income taxes for tax years 1987 through 1996. In connection with the IPO, the Company terminated its S corporation election effective January 1, 1997.

    The Company entered into an agreement with its existing shareholders before the IPO providing for, among other things, the indemnification of the Company by them for any federal, state and other income taxes (including interest) incurred by the Company for any period for which it reported its taxable income as an S corporation, but only to a maximum amount equal to the aggregate distributions received by each existing shareholder from the Company with respect to periods during which the Company was an S corporation.

    Before joining the Company on January 29, 1997 as Vice President of Finance, Treasurer and Chief Financial Officer, Robert J. Eveleigh was an attorney with Clark & Stant, P.C., the Company's general counsel. Mr. Eveleigh spent the majority of his time during his last few months of employment with Clark & Stant, P.C. working on the IPO. During 1997, Clark & Stant, P.C. served as general counsel to the Company.

    The Audit Committee of the Board of Directors is responsible for reviewing all transactions between the Company and any officer or director of the Company or any entity in which an officer or director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning compensation paid to or earned by the Company's President and Chief Executive Officer and each of the Company's four other most highly compensated executive officers who earned more than $100,000 (the "Named Executive Officers") for services rendered during the years ended December 31, 1997, 1996 and 1995.

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                 ---------------
                                            ANNUAL COMPENSATION                     SHARES OF
                            ---------------------------------------------------   COMMON STOCK
NAME AND PRINCIPAL                      SALARY      BONUS       OTHER ANNUAL       UNDERLYING         ALL OTHER
POSITION                      YEAR        ($)        ($)     COMPENSATION($)(1)    OPTIONS(#)      COMPENSATION($)
--------------------------  ---------  ---------  ---------  ------------------  ---------------  -----------------
John H. Fain,                    1997    300,000    195,000          --                --                16,339(2)
  Chairman of the Board,         1996    600,000     --              --                --                 7,889(3)
  President and Chief            1995    600,000     --             216,292            --                14,489(3)
  Executive Officer

Andrew J. Downing,               1997    240,000    159,914          --                 5,000             5,300(2)
  Executive Vice President       1996    210,000    180,810          --                 5,000               749(3)
  and Chief Operating            1995    144,000    166,930          43,258            --                 7,591(3)
  Officer

Frank B. Bracken, Jr.,           1997    180,000    145,729          --                 5,000             7,206(2)
  Vice President of              1996    170,000    143,891          --                 5,000            --
  Operations                     1995    127,083     68,675          43,258            --                   761(3)

Richard C. Jaeckle,              1997    180,000    138,750          --                 5,000             6,086(2)
  Vice President of              1996    180,000     99,787          --                 5,000            --
  Operations                     1995    144,000     88,618          43,258            --                   949(3)

Kathleen A. Neff,                1997    180,000    128,567          --                 5,000            10,673(2)
  Vice President of              1996    165,000    100,203          --                 5,000               475(3)
  Operations                     1995    127,083     68,675          43,258            --                 7,494(3)

------------------------

(1) Includes non-recurring, non-cash compensation accrued in the fourth quarter of 1995 for Redeemable Common Stock issued for services performed in 1995 in an amount equal to the excess of the fair market value of such stock over the amount paid. The stock was issued pursuant to 30-day options and was fully vested with the same rights to dividends as other issued and outstanding Common Stock of the Company. Other compensation representing less than $50,000 or 10% of the officer's salary and bonus has been omitted. Does not include distributions to shareholders.

(2) Retirement Savings Plan and Trust contributions were $4,750 for each of the Named Executive Officers. Amounts paid for excess accrued vacation and sick leave amounted to $8,939 for Mr. Fain, $0 for Mr. Downing, $2,106 for Mr. Bracken, $0 for Mr. Jaeckle and $5,413 for Ms. Neff. The remaining amounts represent non-cash compensation for use of Company condominiums and other miscellaneous amounts.

(3) Includes certain health insurance premiums paid by the Company for 1995 and 1996, amounts the Company contributed to the Metro Information Services, Inc. Retirement Savings Plan and Trust, amounts paid for excess accrued vacation and sick leave, non-cash compensation for use of Company condominiums and other miscellaneous amounts.

1997 OPTION GRANTS TABLE

    The following table sets forth the number of options to purchase shares of Common Stock granted to the Named Executive Officers during 1997.

                                              NUMBER OF       PERCENT OF TOTAL                                  PRESENT
                                               SHARES          OPTIONS GRANTED     EXERCISE OR                 VALUE ON
                                             UNDERLYING         TO EMPLOYEES       BASE PRICE    EXPIRATION     DATE OF
NAME                                       OPTIONS GRANTED         IN 1997        ($/SHARE)(1)      DATE      GRANT($)(2)
----------------------------------------  -----------------  -------------------  -------------  -----------  -----------

John H. Fain............................         --                  --                --            --           --

Andrew J. Downing.......................          5,000                 1.3             16.00      12/29/06       41,550

Frank B. Bracken, Jr....................          5,000                 1.3             16.00      12/29/06       41,550

Richard C. Jaeckle......................          5,000                 1.3             16.00      12/29/06       41,550

Kathleen A. Neff........................          5,000                 1.3             16.00      12/29/06       41,550

------------------------

(1) All options were granted on January 29, 1997 at an exercise price equal to the fair market value of the underlying securities on that date. The options vest ratably over five years and will expire, at the latest, nine years and 11 months after the date of grant.

(2) This value is based on the Black-Scholes option pricing model which includes assumptions for variables such as interest rates, stock price volatility and future dividend yield. The Company's use of this model is not an endorsement of its accuracy. Whether the model assumptions used will prove to be accurate cannot be known at the date of grant or as of the date of this Report. The Black-Scholes model produces a value based on freely tradable securities. Because the stock options awarded in 1997 are non-transferable, the "present value" shown cannot be realized by the holder. Recognizing these limitations of the model, the following assumptions were used to estimate the present value on the date of grant: dividend yield of 0%, risk-free rate of return of 6.3%, estimated volatility of 51% and estimated average expected option term of 5 years. These options vest ratably over five years beginning December 31, 1997.

1997 YEAR-END OPTION VALUE TABLE

    During 1997, no stock options were exercised by any of the Named Executive Officers. The following table sets forth the number and value of all unexercised options at year end for these individuals:

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS AT
                                                                 OPTIONS AT YEAR END (#)       YEAR END ($)
NAME                                                             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------  -----------------------  -----------------------

John H. Fain...................................................            0/0                      0/0

Andrew J. Downing..............................................        1,000/4,000             8,310/33,240

Frank B. Bracken, Jr...........................................        1,000/4,000             8,310/33,240

Richard C. Jaeckle.............................................        1,000/4,000             8,310/33,240

Kathleen A. Neff...............................................        1,000/4,000             8,310/33,240

EMPLOYMENT AGREEMENTS

    In connection with the IPO, the Company entered into employment agreements with each of its Named Executive Officers effective January 1, 1997. The employment agreements provide for an initial term of one year. Thereafter, each agreement will automatically renew for successive one-year terms unless terminated by either party. Each employment agreement provides that an officer's compensation will include a base salary, a performance bonus and other bonus programs and benefit plans. The performance bonus is based on the Company's achievement of specified levels of revenue and operating income as determined by the Compensation Committee. The agreements contain provisions protecting against use of the Company's confidential information and protecting the Company against competition from each officer for a two-year period after termination of employment in any market in which the Company operates. For 1998, the base salaries of the Named Executive Officers are as follows: Mr. Fain, $330,000; Mr. Downing, $264,000; Mr. Bracken, $200,000; Mr. Jaeckle, $200,000; and Ms. Neff, $200,000.

    Each employment agreement also includes a salary continuation arrangement in the event of a serious illness or accident that leads to long-term disability or in the event of termination of the agreement by the Company without cause. The amount payable under these arrangements from Metro's funds and group disability policy could exceed $100,000 under each employment agreement.

         ITEM TWO--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP, as independent auditors, to audit the financial statements of the Company for the year ending December 31, 1998. KPMG Peat Marwick LLP has served as independent auditor for the Company since 1996.

    A proposal will be presented at the meeting to ratify the appointment of KPMG Peat Marwick LLP as Metro's independent auditors. One or more members of that firm are expected to be present at the 1998 Annual Meeting to respond to questions and to make a statement if they desire to do so. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, other independent auditors will be considered by the Board on recommendation of the Audit Committee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

             ITEM THREE--AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

    In 1996, the Board of Directors and shareholders approved the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan provides a means for the Company to encourage and assist staff members to acquire stock in the Company. The Company believes the Purchase Plan will assist it in attracting and retaining the services of its staff and provide incentives for staff to exert maximum efforts for the success of the Company.

    The following is a summary of some of the terms of the Purchase Plan. The summary is qualified in its entirety by the full text of the Purchase Plan as amended through the date of this proxy statement. The full text of the Purchase Plan is attached as Exhibit A. Capitalized terms used in this Item Three and not defined in this Item Three shall have the meaning assigned to them in Exhibit A.

PURPOSE

    The Purchase Plan provides a means by which the Company's staff may collectively purchase up to 250,000 shares of the Company's Common Stock through payroll deductions. The Purchase Plan is an employee stock purchase plan under Internal Revenue Code Section 423.

REASON FOR AMENDMENT

    The Board determined that allowing staff members to purchase stock after their termination of employment does not meet the Company's goal of rewarding continued employment.

CURRENT STANDARD

    If a Participant ceases to be an employee of the Company for any reason (including, without limitation, death or retirement) during a purchase period, the Participant or his personal representative: (i) will receive a stock certificate for the number of whole and fractional shares of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day before the date of the Participant's cessation of employment and receive any balance remaining in the Participant's account after such purchase; or (ii) will receive a cash refund of all sums previously collected from the Participant during the purchase period. Any election provided by this Section 6(h) shall be exercisable only during the 90-day period following the date of the Participant's cessation of employment (but in no event later than the last date of the purchase period) and the underlying right to purchase stock under this Plan shall terminate on the exercise of such election. If a Participant or his personal representative fails to make a timely election under this Section 6(h), the Company shall treat such failure as an election to exercise alternative (ii) above.

PROPOSED STANDARD

    If a Participant ceases to be an employee of the Company for any reason (including, without limitation, death or retirement) during a purchase period, the Participant or his personal representative will receive a cash refund of all sums previously collected from the Participant during the purchase period.

OTHER EFFECTS

    The proposed amendment of the Purchase Plan will not affect the number of shares of Common Stock available under the Purchase Plan, the price per share of Common Stock offered under the Purchase Plan, the amounts to be received by the Company for shares of Common Stock purchased under the Purchase Plan or the federal income tax consequences to the Company or the participants in the Purchase Plan.

RESOLVED

    Section 6(h) of the Metro Information Services, Inc. Employee Stock Purchase Plan is amended by deleting Section 6(h) in its entirety and replacing it with the following:

    6. PURCHASE OF COMMON STOCK.

    (h) TERMINATION OF EMPLOYMENT. If a participant ceases to be an employee of the Company for any reason (including, without limitation, death or retirement) during a purchase period, the Participant or his personal representative will receive a cash refund of all sums previously collected from the Participant during the purchase period.

VOTE REQUIRED

    The amendment to the Purchase Plan will be approved if the votes cast in favor of approval of the amendment to the Purchase Plan at the 1998 Annual Meeting exceed the votes cast against approval.

    THE BOARD BELIEVES THAT APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has responsibility for establishing and monitoring compensation programs of the Company's executive officers, which include the Company's President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer and each Vice President of Operations. The Compensation Committee is composed of John H. Fain, the Company's Chairman of the Board, President and Chief Executive Officer, and two Outside Directors. Mr. Fain does not participate in the Compensation Committee's consideration of his compensation.

    The Compensation Committee was formed on April 18, 1997 after the IPO. The 1997 Compensation Plans ("1997 Compensation Plans") for the Company's executive officers were established before the IPO. Accordingly, the Compensation Committee was not involved in the determination of the 1997 Compensation Plans. Mr. Fain, who was then the Company's sole Director, made those compensation decisions. The Compensation Committee met once in 1997 to consider the 1998 compensation plans for the Company's executive officers.

    The Company's 1997 Compensation Plans were designed and administered so that a significant portion of each executive officer's compensation was linked to the Company's financial performance and so that the interests of the Company's executive officers were aligned with the interests of its shareholders. The Company's compensation plans include base salary, incentive awards based on financial performance of the Company for each quarter and the year and incentive stock option awards. The base salary of the executive officers is based on a number of factors, including base salary for executives in similar companies, the experience and training of the executive officer and the length of service of the executive officer with the Company. A significant percentage of the executive officers' compensation for 1997 was based on the Company achieving certain revenue, operating income and other performance goals, including consultant growth, productivity and consultant retention. These goals were met or exceeded by the Company.

    Before the IPO, the Company established the Metro Information Services, Inc. 1997 Employee Incentive Stock Option Plan (the "Incentive Stock Plan") to provide incentive to the Company's key employees, including the executive officers of the Company, to increase the value of the Company's stock. In 1997, each of the executive officers (other than Mr. Fain, who is ineligible to participate in the Incentive Stock Plan) received grants of options under the Incentive Stock Plan. The options granted executive officers under the Incentive Stock Plan vest over a five-year period.

    This report is submitted by the members of the Compensation Committee:

        Ray E. Becker
        John H. Fain
        A. Eugene Loving, Jr.

PERFORMANCE GRAPH

    The following graph provides a comparison of the cumulative total stockholder return on the Common Stock with the cumulative total return on The Nasdaq Stock Market and a group of 10 peer companies during the period from the IPO on January 29, 1997 through December 31, 1997. The comparison assumes that $100 was invested at the beginning of the period in the stock or index and assumes the reinvestment of any dividends. The Company selected a peer group of other IT services companies with similar service offerings. The peer companies are: Analysts International Corp., Ciber, Inc., Computer Horizons Corp., Computer Management Sciences, Inc., Computer Task Group, Inc., Cotelligent Group, Inc., Data Processing Resources Corp., Keane, Inc., Renaissance Worldwide, Inc. and SCB Computer Technology, Inc. The peer group index reflects the weighted average market capitalization of the group.

[PERFORMANCE GRAPH]

    This graph depicts the performance of $100 invested on January 29, 1997, in the Company's Common Stock, Nasdaq Stock Market (U.S.) and peer group IT services companies, including reinvestment of any dividends for the fiscal year ended December 31, 1997.

    Corresponding index value and Common Stock price values are given below:

                                                          JANUARY 29, 1997  DECEMBER 31, 1997
                                                          ----------------  -----------------
Metro Information Services, Inc.........................     $   100.00         $  173.44
The Nasdaq Stock Market (U.S.)..........................     $   100.00         $  116.86
Peer Group..............................................     $   100.00         $  183.33

                    SUBMISSION OF 1998 SHAREHOLDER PROPOSALS

    Proposals of the shareholders intended to be presented at the Annual Meeting in 1999 must be received by the Secretary of Metro Information Services, Inc., Reflections II Office Building, 200 Golden Oak Court, Third Floor, Virginia Beach, Virginia 23452, no later than January 1, 1999 to be considered for inclusion in the Company's 1999 proxy material.

                             ADDITIONAL INFORMATION

    In addition to soliciting proxies through the mail, certain employees of Metro and its transfer agent Firstar Trust Company, may solicit proxies in person and by telephone. Metro has retained Firstar Trust Company to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $3,500. Metro will bear the cost of soliciting these proxies. As is customary, Metro will, on request, reimburse brokers, bankers, nominees, custodians and other record holders for their out-of-pocket expense of forwarding proxy materials to the beneficial owners of the shares.

                         ANNUAL REPORT TO SHAREHOLDERS

    The Company's 1997 Annual Report is being sent to all shareholders concurrently with this proxy statement. The Company's report on Form 10-K, as filed with the Securities and Exchange Commission for the Company's year ended December 31, 1997, including the financial statements, schedules and a list of exhibits, may be obtained from the Company without charge, on the request of a shareholder. The request should be directed to Julann Oppasser Donnelly, Investor Relations, at the Company's address listed above or by telephone to
(757) 306-0299. Exhibits will be provided on request and payment of the Company's reasonable expenses in furnishing the exhibits.

    YOUR VOTE IS IMPORTANT. PLEASE COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Robert J. Eveleigh
Secretary

                                                                       EXHIBIT A

                        METRO INFORMATION SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                    AMENDED AND RESTATED THROUGH MAY 1, 1998

1. PURPOSE.

The Metro Information Services, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide certain employees ("Participants") of Metro Information Services, Inc. (the "Company") with an opportunity to acquire a proprietary interest in the Company through their participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code").

2. ADMINISTRATION.

(a) COMMITTEE. This Plan shall be administered by a committee (the "Committee") composed of at least two (2) members of the Board of Directors of the Company (the "Board"). No person shall serve as a member of the Committee, or if a member of the Committee, shall not participate in decisions concerning the timing, pricing or amount of Stock to be made available for purchase hereunder, unless such person is a disinterested person as described in Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule ("Rule 16b-3"). This Plan is intended to meet the requirements of Rule 16b-3 and shall be interpreted and administered so as to comply with such rule. The Committee shall have full authority to administer this Plan and to adopt such rules and regulations for administering this Plan as it may deem necessary to comply with the requirements of Section 423 of the Code. The Committee may delegate to an agent or agents any of its responsibilities under this Plan except its responsibilities to: (1) establish the number of shares available for purchase by employees during any purchase period; (2) establish the maximum and minimum percentage of base compensation to be paid by any single employee for the purchase of stock during any purchase period and its authority and (3) construe and interpret the provisions of this Plan.

(b) ACTIONS OF THE COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of fair market value) shall be final and binding on all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

3. PURCHASE PERIODS.

The first purchase period under this Plan shall commence on the effective date of the Company's registration statement filed with the Securities and Exchange Commission and shall terminate on March 31, 1997. Unless otherwise determined by the Committee, a purchase period shall commence on the first day of each succeeding calendar quarter and shall terminate on the last day of each such quarter. The Committee may, from time to time, establish purchase periods with differing commencement dates and durations. No two purchase periods shall run concurrently.

4. ELIGIBILITY AND PARTICIPATION.

(a) Subject to Section 6(c)(iii), effective July 1, 1998, every employee of the Company who, on the commencement date of the purchase period, has been employed by the Company for at least three

(3) months without a break in service of more than thirty (30) calendar days is eligible to participate in this Plan during a purchase period.

(b) An employee may become a Participant in this Plan for a particular purchase period only by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms before the commencement of the purchase period with the person designated by the Committee. No enrollment forms will be accepted from an individual who is not on the active payroll of the Company on the filing date, unless such individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer-sponsored absence.

5. STOCK SUBJECT TO PLAN.

(a) COMMON STOCK. The stock that is purchasable by Participants shall be the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"). To have sufficient shares available for sale under this Plan, the Company may repurchase shares of Common Stock on the open market, issue authorized but unissued stock or otherwise. The maximum number of shares that may be sold to employees during any single purchase period shall be established by the Committee before the beginning of the purchase period; provided, however, that the total number of shares that may be sold to Participants throughout the entire duration of this Plan shall not exceed 250,000 shares (subject to adjustment under subparagraph (b) below).

(b) CHANGES IN CAPITAL STRUCTURE. If any change is made to the Common Stock purchasable under this Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of twenty percent (20%) at any single time, stock splits, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares purchasable under this Plan and the number of shares and price per share of stock subject to rights to purchase stock outstanding under this Plan.

6. PURCHASE OF COMMON STOCK.

(a) RIGHT TO PURCHASE. An employee who becomes a Participant for a particular purchase period shall have the right, as of the beginning of the purchase period, to purchase Common Stock on the terms and conditions set forth in this Plan and shall execute a purchase agreement embodying such terms and conditions and such other provisions, not inconsistent with this Plan, as the Committee may deem advisable.

(b) PURCHASE PRICE PER SHARE. Except as provided in Section 6(j), the purchase price per share shall be eighty-five percent (85%) of the fair market value of a share of Common Stock on the commencement date of the purchase period. The fair market value of a share of Common Stock on any date shall be the closing sales price, as quoted by the National Association of Securities Dealers through the NASDAQ National Market System for the date in question, or, if the Common Stock is listed on a national stock exchange, the officially-quoted closing sales price on such exchange on the date in question. If the Common Stock is not traded publicly, the fair market value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after consultation with outside legal, accounting or other experts as the Board or the Committee may deem advisable. If the Common Stock is not traded publicly, the Board or the Committee shall maintain a written record of its method of determining such value.

(c) TOTAL PURCHASE PRICE. Each Participant shall, for any purchase period, have the right to purchase Common Stock with a total purchase price equal to a designated percentage of his Compensation. A Participant's "Compensation" for a particular purchase period shall be the amount of the Participant's (i) base salary or wages or (ii) base salary or wages, plus overtime, bonuses and other compensation, that is payable to the Participant at any time or from time to time during the purchase period. Each Participant shall designate in his purchase agreement the whole percentage of the Participant's Compensation the

Participant wishes to use to pay for the purchase of Common Stock for the particular purchase period, subject to the provisions set forth below which shall be uniformly applied to all Participants in a particular purchase period:

(i) The maximum percentage of a Participant's Compensation that may be used to pay for the Common Stock in a particular purchase period shall be five percent (5%); provided, however, that the Committee shall establish before the beginning of the purchase period a maximum number of shares (subject to adjustment under Section 6(b)) that may be purchased during the purchase period by each Participant.

(ii) The minimum percentage of a Participant's Compensation that may be used to pay for the purchase of Common Stock in a particular period shall be one percent (1%).

(iii) No right to purchase shares under this Plan shall be granted to an employee if such employee would, immediately after the grant, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. An employee's stock ownership shall be determined under Section 424(d) of the Code and stock that an employee may purchase under any outstanding options shall be treated as stock owned by the employee.

Notwithstanding the provisions of paragraphs (i) and (ii) above, the Committee may, in its discretion, establish any other maximum and minimum percentages of Compensation to be used to pay for Common Stock under this Plan.

(d) ALLOCATION OF AVAILABLE SHARES. If the total number of shares of Common Stock that may be purchased under the purchase agreements of all Participants for a particular purchase period exceeds the number of shares available for sale under this Plan, then the Committee shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

(e) PAYMENT. Payment of the purchase price for Common Stock under this Plan shall be effected by means of payroll deductions, which shall begin with the first pay period, the payment date for which occurs coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the last pay period, the payment date for which occurs on or before the last day of the purchase period. Each payroll deduction shall be an amount equal to the percentage of the Compensation included in that payroll payment that was designated by the Participant in his purchase agreement (subject to reduction as provided in Section 6(g)).

(f) TERMINATION OF RIGHT TO PURCHASE. A Participant may, at any time before the last day of the purchase period, terminate his right to purchase stock under this Plan by filing the prescribed notification form with the Committee or its delegate. Any amounts deducted from the Participant's pay or otherwise collected from him by reason of his participation in this Plan for such purchase period shall be refunded and no further amounts will be collected from the Participant (by payroll deduction or otherwise) during the remainder of the purchase period. A Participant's termination of his right to purchase shall be irrevocable with respect to the purchase period to which it pertains.

(g) REDUCTION OF COMPENSATION PERCENTAGE. A Participant may, once and only once during a purchase period, other than after his termination of employment with the Company, reduce the percentage of his Compensation to be paid for shares of Common Stock under the purchase agreement to a lesser whole percentage by giving written notice to the Committee.

(h) TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee of the Company for any reason (including, without limitation, death or retirement) during a purchase period, the Participant or his personal representative:

(i) will receive a stock certificate for the number of whole and fractional shares of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day before the date of the Participant's cessation of employment and receive any balance remaining in the Participant's account after such purchase; or

(ii) will receive a cash refund of all sums previously collected from the Participant during the purchase period.

Any election provided by this Section 6(h) shall be exercisable only during the 90-day period following the date of the Participant's cessation of employment (but in no event later than the last date of the purchase period) and the underlying right to purchase stock under this Plan shall terminate on the exercise of such election. If a Participant or his personal representative fails to make a timely election under this Section 6(h), the Company shall treat such failure as an election to exercise alternative (ii) above.

(i) EXERCISE. Each right to purchase stock under this Plan, other than a right to purchase Common Stock that has been accelerated under this Plan or that has previously terminated under this Plan, shall be exercised automatically on the last day of the purchase period. Promptly after the date of exercise, the Participant or the Participant's nominee, shall be issued a stock certificate for the number of whole and fractional shares for which the Participant's right to purchase has been exercised. Not more than one certificate shall be issued pursuant to the exercise of any right to purchase Common Stock under this Plan. Any excess of amounts collected during the purchase period, plus any beginning balance over the purchase price of the issued shares, shall be, at the sole option of the Company, promptly refunded or left on deposit for the ensuing quarterly period, and, in any case, refunded after termination.

(j) REDUCTION OF PURCHASE PRICE. If the fair market value of a share of Common Stock on the last day of the purchase period is less than the fair market value of such share on the commencement date of the purchase period, then the purchase price per share under this Plan on the last day of the purchase period shall be reduced to eighty-five percent (85%) of the fair market value of such share on the last day of the purchase period. Each right to purchase stock under this Plan not previously exercised or terminated shall be automatically exercised on the last day of the purchase period for the number of whole and fractional shares obtained by dividing the sum on deposit from the Participant (and not refunded) by the purchase price per share determined under this Section 6(j), but in no event shall any right to purchase stock under this Plan be exercised for more than the specified number of shares, if any, (subject to adjustment under Section 5(b)) established by the Committee pursuant to Section 6(c)(i) before the beginning of the purchase period, and the balance shall be, at the sole option of the Company, promptly refunded or left on deposit for the ensuing quarterly period.

(k) RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares subject to a right to purchase Common Stock granted under this Plan until such right to purchase is exercised and a share certificate is delivered to the Participant. No adjustments shall be made for dividends, distributions or other rights for which the record date is before the date of exercise.

(l) ASSIGNABILITY. No right to purchase Common Stock granted under this Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and, during the lifetime of the Participant, such rights to purchase Common Stock shall be exercisable only by the Participant.

(m) ACCRUAL LIMITATIONS. No Participant shall be entitled to accrue rights to purchase Common Stock under this Plan that, when aggregated with purchase rights accruable by him under other qualified employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, would permit such Participant to purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of such Common Stock on the date the Participant accrues purchase rights under the Plan) for each calendar year such purchase rights are at any time outstanding.

(n) MERGER OR LIQUIDATION OF THE COMPANY. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company or to dispose of greater than fifty percent (50%) of the outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation, each Participant shall be entitled to receive, as nearly as reasonably may be determined, the cash, securities or property (or any combination thereof) that a holder of one share of the Common Stock was entitled to receive at the time of such transaction. The Board or the Committee shall take such steps in connection with such transactions as the Board or the Committee shall deem necessary to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, to the said cash, securities or property (or any combination thereof) as to which such Participant might thereafter be entitled to receive.

(o) NO INTEREST. No interest shall be paid on any monies refunded to Participants pursuant to the provisions of this Plan.

(p) WITHHOLDING. The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with the purchase of Common Stock under this Plan or the sale of such stock that is not held for at least two (2) years after the beginning of the purchase period during which the Common Stock was purchased. Such withholding may include all or any portion of any payment or other compensation payable to the Participant, unless the Participant reimburses the Company for such amount.

7. AMENDMENT.

The Board may from time to time alter, amend, suspend or discontinue this Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under this Plan and provided, further, that no such action of the Board may, without the approval of the shareholders of the Company, increase the number of shares subject to this Plan or the maximum number of shares for which a right to purchase Common Stock under this Plan may be exercised (unless necessary to effect the adjustments required by Section 5(b)), extend the term of this Plan, alter the per share purchase price formula so as to reduce the purchase price per share specified in this Plan, otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in this Plan. Furthermore, the Plan may not, without the approval of the shareholders of the Company, be amended in any manner that will cause this Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

8. EFFECTIVE DATE

    This Plan, as amended and restated, supersedes all prior versions of this Plan. This Plan has been approved by the Board and shall become effective on the date the shareholders of the Company approve this Plan.

Date: As amended through May 1, 1998.

                                METRO INFORMATION SERVICES, INC.

                                By:               /s/ JOHN H. FAIN
                                     ------------------------------------------
                                                    John H. Fain
                                                     PRESIDENT

                     METRO INFORMATION SERVICES, INC.
             1998 ANNUAL MEETING OF SHAREHOLDERS - JUNE 9, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of Metro Information Services, Inc. (the "Company"), hereby appoints John H. Fain, Andrew J. Downing and Robert J. Eveleigh, and each of them, as proxies, each with the power to appoint a substitute, and herby authorizes each of them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned on April 15, 1998, at the 1998 Annual Meeting of Shareholders of the Company to be held on June 9, 1998 at 2:30 p.m. and at any and all adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR EACH DIRECTOR POSITION, "FOR" THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND "FOR" THE AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN. THESE MATTERS ARE DESCRIBED IN MORE DETAIL IN THE COMPANY'S PROXY STATEMENT.


                        (continued and to be signed and dated on reverse side)

           DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

     METRO INFORMATION SERVICES, INC. 1998 ANNUAL MEETING OF SHAREHOLDERS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3


1. ELECTION OF DIRECTORS:   Ray E. Becker       / / FOR / / WITHHOLD AUTHORITY
                            Andrew J. Downing   / / FOR / / WITHHOLD AUTHORITY

2. To ratify the selection of KPMG Peat Marwick
   LLP as the Company's Independent Auditors.   / / FOR / / AGAINST  / / ABSTAIN

3. To approve an amendment to the 1997
   Employee Stock Purchase Plan.                / / FOR / / AGAINST  / / ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 1998 Annual Meeting and at any and all adjournments thereof.

                          Date ________________   NO. OF SHARES
Check appropriate box                             -----------------------------
Indicate changes below:
Address Change?          / / Name Change?  / /


                                                  -----------------------------
                                                  Signature(s) in Box
                                                  Please sign exactly as your
                                                  name appears on this Proxy.
                                                  When shares are held by
                                                  joint tenants, both should
                                                  sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by
                                                  authorized person.